UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

                                February 8, 2006

                      Homeland Security Capital Corporation
               (Exact Name of Registrant as Specified in Charter)


        Delaware                   814-00631                   52-2050585
        --------                   ---------                   ----------
(State or other jurisdiction      (Commission                 (IRS Employer
      of incorporation)           File Number)             Identification No.)


 4100 North Fairfax Drive, Suite 1150, Arlington, Virginia            22203-1664
 ----------------------------------------------------------           ----------
          (Address of principal executive offices)                    (Zip code)

     Registrant's telephone number, including area code:          (703) 528-7073

                             Celerity Systems, Inc.
                            ------------------------
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 8, 2006 the Company entered into a Series A Convertible Preferred Stock Purchase Agreement (the "Purchase Agreement") with Nexus Technologies Group, Inc. ("Nexus"). Pursuant to the Purchase Agreement, the Company purchased 3,400,000 shares of Nexus Series A Convertible Preferred Stock (the "Preferred Shares") for an aggregate purchase price of $3,400,000 (the "Offering"). The Company also committed to purchase an additional 6,400,000 Preferred Shares, in one or more transactions, at a purchase price of $1.00 per share at any time prior to February 8, 2008.

Each Preferred Share will accrue dividends cumulatively at the rate of eight percent (8%) per annum and is convertible into one (1) share of the Nexus common stock at any time by the Company at a conversion price of $1.00 per share, subject to adjustment for stock dividends, stock splits, and similar events. Each Preferred Share will be entitled to one vote as if converted into Nexus common stock. The holders of the outstanding Preferred Shares, as a class, will have the right to elect a majority of the board of directors of Nexus. Each Preferred Share will have a liquidation preference of $1.00 per share plus any accrued and unpaid dividends.

Immediately following the Merger (described below) and the Offering, the Company will control 82.1% of the voting power of Nexus.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the actual terms of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated by reference herein in its entirety.

ITEM 2.01. COMPLETION OF ACQUISITION.

On February 8, 2006, Nexus, a subsidiary of the Company, completed its acquisition of Corporate Security Solutions, Inc., a Pennsylvania corporation ("CSS") pursuant to the terms of an Agreement and Plan of Merger (the "Agreement"), dated February 8, 2006, by and among Nexus Technologies Group, Inc., Corporate Security Solutions, Inc., CSS Acquisition, Inc. and certain other persons named therein.

Pursuant to the Merger Agreement, CSS merged with and into CSS Acquisition, Inc., a wholly owned subsidiary of Nexus, (the "Merger") with CSS Acquisition the surviving the Merger. The stockholders of CSS will receive an aggregate of 3,675,000 shares of Nexus common stock in exchange for all of the issued and outstanding CSS common stock. Of these shares, 3,000,000 are deemed restricted stock and are subject to vesting and performance provisions.

The Agreement contains representations and warranties the parties made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the parties to the Agreement and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality different from those generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.

The foregoing description of the Agreement is qualified in its entirety by reference to the actual terms of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein in its entirety.


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

ITEM 8.01. OTHER EVENTS.

On February 8, 2006, the Company issued a press release attached to this Current Report on Form 8-K as Exhibit 99.1 which relates to the Merger and is hereby incorporated by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired.

Included in this filing are the audited financial statements of Corporate Security Solutions, Inc. for its fiscal years ended December 31, 2004 and 2003.

(b) Pro Forma Financial Information

The pro forma financial information required by this item is not being filed herewith. To the extent information is required by this item, they will be filed with the Commission by amendment as soon as practicable, but no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(c) Exhibits:

10.1 Agreement and Plan of Merger, dated February 8, 2006, by and among Nexus Technologies Group, Inc., Corporate Security Solutions, Inc., CSS Acquisition, Inc. and certain other persons named therein.

10.2 Securities Purchase Agreement, dated February 8, 2006, among Homeland Security Capital Corporation and Nexus Technologies Group, Inc.

99.1 Press Release, dated February 8, 2006, announcing the acquisition of Nexus.

99.2 Financial Statements listed in Item 9.01(a) above.


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


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2006                    HOMELAND SECURITY CAPITAL CORPORATION


                                           By:    /s/ C. Thomas McMillen
                                                  ------------------------------
                                           Name:  C. Thomas McMillen
                                           Title: President and Chief
                                                  Executive Officer


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